UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2026

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 19, 2026, the Board of Directors (the “Board”) of SentinelOne, Inc. (the “Company”) appointed Barry Padgett, the Company’s current Chief Growth Officer, as the Company’s President and Chief Operating Officer, effective March 24, 2026 (the “Effective Date”). Effective as of the Effective Date, Mr. Padgett will no longer serve as the Company’s Chief Growth Officer.

Mr. Padgett, age 55, has served as the Company’s Chief Growth Officer since March 2025 and served as the Company’s interim Chief Financial Officer from January 2026 to March 2026. Prior to joining the Company, he served as the Chief Executive Officer of Amperity, Inc., a customer cloud platform, from March 2022 to June 2024 and President and Chief Operating Officer at Amperity from April 2020 to February 2022. Prior to that, he served as Chief Revenue Officer of Stripe, Inc., a financial services company, from March 2019 to April 2020 and President of SAP SE, a global software company, from November 2016 to February 2019. Mr. Padgett earned his Bachelor of Science from Union College, Master of Business Administration from the University of New South Wales and Master of Science from the University of Oxford.

In connection with his appointment, the Compensation Committee of the Board (the “Committee”) approved the following updated compensation terms for Mr. Padgett: (i) an annual base salary of $600,000 and (ii) a target annual cash bonus opportunity of 100% of his annual base salary.

In addition, effective April 15, 2026 (the “Grant Date”), Mr. Padgett will receive a restricted stock unit (“RSU”) award and performance stock unit (“PSU”) award with an aggregate target value of $10.0 million (the “Aggregate Equity Value”), where the RSU portion of the award is 50% of the Aggregate Equity Value and the PSU portion of the award is the remaining 50%. The number of shares of the Company’s Class A common stock subject to the RSUs will equal the aggregate RSU value divided by the trailing 30-calendar day average of the closing price of the Company’s Class A common stock on the New York Stock Exchange up to and including the date of grant; rounded down to the nearest whole share. 1/16th of the RSUs will vest on August 5, 2026 and 1/16th of the RSUs will vest on each third Vesting Date thereafter, subject to Mr. Padgett’s continuous service to the Company. “Vesting Date” is defined as the fifth (5th) day of each month. The number of shares of the Company’s Class A common stock subject to the PSU awards is calculated as follows: the aggregate target PSU value divided by the trailing 30-calender day average of the closing price of the Company’s Class A common stock on the New York Stock Exchange up to and including the date of grant. The PSUs will vest based on the Company’s achievement of performance metrics to be approved by the Committee for the fiscal years ending January 31, 2027, January 31, 2028, January 31, 2029, and January 31, 2030. The final number of shares of the Company’s Class A common stock to vest from the PSUs will be certified by the Committee at the end of each fiscal year, contingent upon achievement of performance metrics and Mr. Padgett’s continuous service to the Company. Vesting of approved PSUs for a given fiscal year will occur no later than April 30 following the end of such fiscal year.

There are no family relationships between Mr. Padgett and any director or executive officer of the Company and no transaction involving Mr. Padgett that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Padgett has also previously entered into the Company’s standard form of Executive Change in Control and Severance Agreement and indemnity agreement, which are attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2024 and Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 3, 2021 (File No. 333-256761), respectively.

(e)
The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: March 25, 2026	By:	/s/ Keenan Conder
Keenan Conder
Chief Legal Officer and Secretary